UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 12, 2009

MIVA, Inc.

(Exact name of registrant as specified in its charter)

Delaware	0-30428	88-0348835
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5220 Summerlin Commons Boulevard Fort Myers, Florida		33907
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (239) 561-7229

Not Applicable

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.              Entry into a Material Definitive Agreement.

Asset Purchase Agreement

On March 12, 2009, MIVA, Inc. (the “Company”)  and certain of its subsidiaries entered into and consummated an Asset Purchase Agreement (the “Agreement”) with Adknowledge, Inc. (“Adknowledge”) and certain of its subsidiaries pursuant to which the Company sold to Adknowledge assets relating to its MIVA Media operations for cash consideration of approximately $11.6 million, plus assumption of certain balance sheet liabilities, and subject to certain retained assets and liabilities and post-closing adjustments (the “MIVA Media Sale”).

MIVA Media is an auction based pay-per-click advertising network that operates across North America and in Europe.  MIVA Media connects buyers and sellers online by displaying advertisements in response to consumer search or browsing activity on select Internet properties.  MIVA Media derives revenue primarily from online advertising by delivering relevant contextual and search ad listings to a third-party ad network and its consumer audiences on a performance basis.

The Company and Adknowledge made customary representations, warranties and covenants in the Agreement and each party has certain indemnification obligations under the Agreement.  Further, the Agreement prohibits the Company from competing in the business of owning and operating a pay-per-click network connecting advertisers and third party publishers for five years, and prohibits the Company from diverting or soliciting past, existing or prospective clients, customers or sources of financing of Adknowledge or from employing or soliciting for employment Adknowledge’s employees (including the Company’s employees that transferred to Adknowledge pursuant to the terms of the Agreement) for two years.  In addition, the Agreement prohibits Adknowledge from employing or soliciting for employment the Company’s employees who did not transfer to Adknowledge pursuant to the terms of the Agreement for two years.

The foregoing description of the MIVA Media Sale and the Agreement does not purport to be complete and is qualified in its entirety by reference to the complete text of the Agreement, which is attached hereto as Exhibit 10.1 and incorporated herein by reference.

The Agreement has been included to provide investors and security holders with information regarding its terms.  It is not intended to provide any other financial information about the Company or its subsidiaries and affiliates. The representations, warranties and covenants contained in the Agreement were made only for purposes of the Agreement and as of specific dates; were solely for the benefit of the parties to the Agreement; may be subject to limitations agreed upon by the parties, including being qualified by confidential disclosures made for the purposes of allocating contractual risk between the parties to the Agreement instead of establishing these matters as facts; and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors.  Investors should not rely on the representations, warranties and covenants or any description thereof as characterizations of the actual state of facts or condition of the Company or any of its subsidiaries or affiliates. Moreover, information concerning the subject matter of the representations, warranties and covenants may change after the date of the Agreement, which subsequent information may or may not be fully reflected in public disclosures by the Company.

Consent and Amendment to Loan and Security Agreement

On March 12, 2009, the Company and MIVA Direct, Inc., a wholly owned subsidiary of the Company (“MIVA Direct” and together with the Company, the “Borrowers”), entered into a Consent and Amendment to Loan and Security Agreement (the “Amendment”) with Bridge Bank, National Association (“Bridge Bank”), which amends certain terms and conditions under that certain Loan and Security Agreement dated as of November 7, 2008 (the “Loan Agreement”).  The Loan Agreement provides a revolving credit facility to MIVA of up to $10 million (the “Facility”).

Pursuant to the Amendment, MIVA Direct became a borrower under the Loan Agreement and granted a general security interest in its assets to Bridge Bank.  The Amendment also provides the termination of that certain unconditional guaranty entered into by MIVA Direct on November 7, 2008 for the benefit of Bridge Bank.

The Amendment further provided Bridge Bank’s consent to the MIVA Media Sale, provided that the Company was required to repay from the proceeds of the MIVA Media Sale all outstanding advances plus any accrued interest under the Loan Agreement in the amount of $4,377,985.72.  In addition, no further advances will be made under the Loan Agreement until new terms and conditions for calculating the borrowing base are agreed between Bridge Bank and the Borrowers.  Additionally, Bridge Bank issued a letter of credit for the benefit of Perot Systems, Ltd. in the amount of $693,628 pursuant to the Loan Agreement, which is secured by a cash deposit by the Company at Bridge Bank.

The foregoing description of the Amendment does not purport to be complete and is qualified in its entirety by reference to the complete text of the Amendment.

Item 2.01.              Completion of Acquisition or Disposition of Assets.

The information under the caption “Asset Purchase Agreement” contained in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 2.04.              Triggering Events That Accelerate or Increase a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement.

The information under the caption “Consent and Amendment to Loan and Security Agreement” contained in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 5.02.              Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 13, 2009, the Company named Michael A. Cutler, the Company’s Senior Vice President, Finance, as the Company’s Chief Financial Officer effective immediately.  Additionally, on March 13, 2009, Lowell Robinson ceased to serve as the Company’s Chief Financial Officer and Chief Operating Officer, and Subhransu Mukherjee ceased to serve as the Company’s Senior Vice President MIVA Media, and effective April 15, 2009, the employment of Messrs. Robinson and Mukherjee will terminate.  Each of Mr. Robinson and Mr. Mukherjee are entitled to severance under the terms of their respective existing employment agreements, subject to their compliance with certain covenants.

Item 9.01.              Financial Statements and Exhibits.

(b)            Pro Forma Financial Information

Attached hereto as Exhibit 99.1 and incorporated herein by reference are (i) unaudited condensed consolidated balance sheet at September 30, 2008; (ii) unaudited condensed consolidated statements of operations for the nine month periods ended September 30, 2008 and 2007; and (iii) unaudited condensed consolidated statements of operations for the fiscal years ended December 31, 2007 and 2006.

These unaudited pro forma condensed consolidated financial statements are presented for illustrative purposes only and are not necessarily indicative of the operating results or the financial position that would have been achieved had the MIVA Media Sale been consummated as of the dates indicated or of the results that may be obtained in the future. These unaudited pro forma condensed consolidated financial statements and the accompanying notes should be read together with the Company’s audited consolidated financial statements and accompanying notes as of and for the years ended December 31, 2007 and 2006, and Management’s Discussion and Analysis included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2007 and the unaudited consolidated financial statements filed in our Form 10-Q for the period ended September 30, 2008.

(d)            Exhibits.

Exhibit No.	Description

10.1*	Asset Purchase Agreement dated as of March 12, 2009 among MIVA, Inc., B & B Advertising, Inc., MIVA (UK) Limited, U.S. Acquisition Sub, Inc., Ajax Media Ltd., and Adknowledge, Inc.

99.1	Pro forma financial information

*              Certain portions of this exhibit have been omitted pursuant to a confidential treatment request filed with the Securities and Exchange Commission pursuant to Rule 24b-2.  The omitted confidential material has been filed separately with the Securities and Exchange Commission. The location of the omitted confidential information is indicated in the exhibit with asterisks (***).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 18, 2009	MIVA, Inc.

	By:	/s/ Peter A. Corrao
Peter A. Corrao
President and CEO

EXHIBIT INDEX

Exhibit No.	Description

10.1*	Asset Purchase Agreement dated as of March 12, 2009 among MIVA, Inc., B & B Advertising, Inc., MIVA (UK) Limited, U.S. Acquisition Sub, Inc., Ajax Media Ltd., and Adknowledge, Inc.

99.1	Pro forma financial information

*              Certain portions of this exhibit have been omitted pursuant to a confidential treatment request filed with the Securities and Exchange Commission pursuant to Rule 24b-2.  The omitted confidential material has been filed separately with the Securities and Exchange Commission. The location of the omitted confidential information is indicated in the exhibit with asterisks (***).